Exhibit 99.1

IN THE COURT OF CHANCERY FOR THE STATE OF DELAWARE

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IN RE FISKER INC.	)	C.A. No. 2023-_____
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VERIFIED PETITION FOR RELIEF UNDER 8 DEL. C. § 205

Petitioner Fisker Inc. (“Fisker” or the “Company”) brings this petition (the “Petition”) for relief under Section 205 of the Delaware General Corporation Law (the “DGCL”):

NATURE OF THE ACTION

1. The Company seeks to validate a Second Amended and Restated Certificate of Incorporation that it filed in Delaware on October 29, 2020 (the “Charter”), and to validate stock (and other securities convertible into or exercisable for stock) that the Company issued in reliance on the Charter. Ex. A.

2. The Company was initially a special purpose acquisition company (the “SPAC”) formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. It adopted the Charter in connection with a business combination, which resulted in the Company becoming an operating company focused on producing electric vehicles and advanced mobility solutions (the “Business Combination”). The Charter amended the predecessor certificate of incorporation (the “Old Charter”), including an increase to the total number of shares of Class A Common Stock authorized for issuance. Ex. B. The Charter was adopted by the combined affirmative vote of a majority of the voting power of the Class A Common Stock and Class B Common Stock then outstanding, voting together as a single class. Viewing its Class A Common Stock and Class B Common Stock as two series of the same class of stock, the Company (then under control of SPAC management) believed no class votes were required to adopt the Charter.

3. That belief has been called into question by the opinion in Garfield v. Boxed, Inc.1 The Court of Chancery read the SPAC charter in Boxed (which resembles the Old Charter) as creating two classes of common stock, and therefore increases in the authorized share number of a class had to be approved by a separate class vote of that class under Section 242(b)(2) of the DGCL. Applying Boxed to the Old Charter, it is possible that the Charter had to be approved by separate class votes of each of the Class A Common Stock and Class B Common Stock in addition to the vote sought and obtained by the Company in connection with the adoption of the Charter. A separate class vote of the Class A Common Stock was not obtained in connection with the approval of the Charter. The Company wishes to resolve any doubts about the validity of the Charter. In addition, given the way Section 161 of the DGCL calculates the number of shares available

[1]	2022 WL 17959766 (Del. Ch. Dec. 27, 2022).

for issuance (which requires sufficient shares be available to cover both issued shares and shares reserved for issuance to satisfy the exercise or conversion, as applicable, of stock options, warrants or other convertible securities), a number of shares of Class A Common Stock and other securities that may be convertible into shares of Class A Common Stock may be placed under a cloud of uncertainty. The Company wishes to clarify the validity of these securities as well.

4. The Company respectfully submits that relief under Section 205 is warranted. The Charter was adopted more than two years ago. The stockholders of a then-unrelated entity (which owned the Fisker business acquired by the Company) relied on the Charter’s provisions when they decided to approve the Business Combination. They knew the Company needed additional Class A Common Stock to finance its operations as a capital-intensive high-growth company endeavoring to launch its own electric vehicle using an asset-light model. Recourse under Section 204 of the DGCL is not practicable because a large number of publicly traded shares of Class A Common Stock were issued in reliance upon the share increase enacted by the Charter (thereby potentially calling a Section 204 ratification vote by stockholders into question) and because the Company’s stockholder base is comprised of many retail investors who often do not return proxies and are not expected to timely respond to the Company’s solicitation, if at all. Accordingly, relief under Section 205 is the most timely and efficient, and perhaps only, recourse available to place the Company and its investors in the position in which they believed themselves to be absent these technical issues.

5. The Company also respectfully requests a prompt final hearing regarding this Petition. The Company is a capital-intensive, high-growth business with a commitment to a well-defined production roadmap that has been publicly disclosed to investors and business partners. These issues regarding the Charter come at a singularly inopportune time. The Company’s commercial partners, in-line with the Company’s asset-light business model, will begin commercial production of vehicles for sale to the public during the first quarter of this year. Accordingly, the Company expects its capital expenditures and working capital requirements to increase substantially. Since the Business Combination, the Company has raised money through a combination of sales of Class A Common Stock and debt convertible into Class A Common Stock. The Company has told the market that equity financing is the principal means for it to raise funds, and that financing will not be available unless the Company can issue shares of Class A Common Stock using the increased number of shares provided in the Charter. Any working capital debt facility or other debt facility would also likely include financial covenants such as liquidity covenants which would require the Company to have access to the equity capital markets through the sale of its Class A Common Stock. To that end, the Company intends to raise additional money through the sale of Class A Common Stock under its At-the-Market Offering Program following the filing of its Annual Report on Form 10-K for the year ended December 31, 2022, which is current anticipated to be filed in the last five business days of February 2023 prior to its due date on March 1, 2023.

BACKGROUND

6. SPAC Formation. The Company was incorporated on October 13, 2017 as a SPAC. The Company amended and restated its initial charter through a filing in Delaware on August 13, 2018 and amended the charter again with another filing in Delaware on August 4, 2020.2 The 2018 amended and restated charter, as amended on August 4, 2020, is the “Old Charter” that was in effect at the time the Company sought stockholder approval of the current Charter at issue in this Petition. See Ex. B.

7. Business Combination. The Company entered into the Business Combination with a third-party entity that owned the Fisker business operations (“Private Fisker”). The transaction structure was common for a so-called “de-SPAC.” The Company formed a wholly-owned subsidiary. The Company’s wholly-owned subsidiary merged with and into Private Fisker, with Private Fisker surviving the merger as a wholly-owned subsidiary of the Company. As a result of the merger, the Company issued its stock to the persons who owned stock of Private Fisker.

[2]	The amendments are not material to this petition.

8. Charter Amendments. The Old Charter had to be amended in connection with the Business Combination to enact provisions suitable for a going-concern public corporation. The amendments had to be acceptable to the stockholders of Private Fisker, who would own a majority of the voting power of the Company’s stock after the Business Combination was effected. Accordingly, at the same special meeting of Company stockholders called to approve the Business Combination, the Company’s stockholders were asked to approve three proposals to amend the Old Charter (collectively, the “Charter Proposals”):

a.

An amendment to increase the number of shares of stock that the Company was authorized to issue (the “Authorized Share Proposal”), which would (i) increase to 750 million (from 200 million) the authorized shares of Class A Common Stock; (ii) increase to 150 million (from 20 million) the authorized shares of Class B Common Stock; and (iii) increase to 15 million (from 1 million) the authorized shares of Preferred Stock. This proposal would also effect a provision referenced in this Petition as the “Class Vote Opt-Out,” to provide that future increases to the Class A Common Stock or Class B Common Stock would not require a separate vote of the class being increased.[3]

[3]

This is the only class vote that a corporation may eliminate via an opt out pursuant to Section 242(b)(2). The opt out must be provided “in the original certificate of incorporation, in any amendment thereto which created such class or classes of stock or which was adopted prior to the issuance of any shares of such class or classes of stock, or in any amendment thereto which was authorized by a resolution or resolutions adopted by the affirmative vote of the holders of a majority of such class or classes of stock.” 8 Del. C. § 242(b)(2). For ease of reference, the Class Vote Opt-Out is treated as part of the Authorized Share Proposal, even though the proxy materials did not clearly specify which of the three Charter Proposals included this provision.

b.

Amendments to implement a dual class stock structure, pursuant to which (among other things) the Class A Common Stock would carry one vote per share and the Class B Common Stock would carry ten votes per share (the “Dual Class Charter Proposal”).

c.	Amendments to eliminate the Company’s SPAC provisions, change the Company’s name and make certain other changes (the “Additional Charter Proposal”).[4]

9. Voting Standard Disclosed to Stockholders. The proxy materials transmitted to Company stockholders to solicit their approval of the Business Combination and the Charter Proposals stated that the Charter Proposals required approval by “the affirmative vote (online or by proxy) of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote thereon at the special meeting, voting as a single class.”5

10. Stockholder Adoption and Votes Obtained. The Company stockholders voted on these matters at a special meeting held on October 28, 2020. The Charter Proposals were approved by a majority of the shares of Class B Common Stock as well as by a majority of the shares of Class A Common Stock and Class B Common Stock, voting as a single class. The Charter Proposals were not

[4]	Ex. C at pdf pg. 2.
[5]	Ex. C at pdf pg. 24.

approved by a majority of the Class A Common Stock.6 Because the Charter Proposals obtained enough votes to satisfy the voting standards described in the proxy materials, the Company caused the Charter (enacting the Charter Proposals) to be filed with the Office of the Secretary of State of the State of Delaware on October 29, 2020.

11. Change of Management. Following the Charter filing and the consummation of the other actions contemplated by the Business Combination, the composition of the Company’s board of directors and its management changed. The Company became (and continues to be) managed by the team associated with Private Fisker, rather than the management team associated with the Company during its life as a SPAC prior to the Business Combination.

12. Litigation Developments Unrelated to the Company. Based upon information provided by the Company’s Delaware counsel:

a.

Other de-SPAC transactions have been the subject of demands from stockholders regarding the vote required to approve charter amendments in connection with a business combination. These stockholders have demanded that SPACs obtain the approval of the Class A, voting as separate class, to effect increases to the number of Class A shares authorized for issuance. These stockholders asserted

[6]

Out of a total of 55,200,000 shares of Class A Common Stock entitled to vote: 22,945,388 shares voted “for” the Authorized Share Proposal (less than 42%); 22,328,484 shares voted “for” the Dual Class Charter Proposal (less than 41%); and 24,197,289 voted “for” the Additional Charter Proposal (less than 44%). All of the 13,800,000 shares of Class B Common Stock outstanding voted in favor of the Charter Proposals.

that the Class A and Class B each constitute separate classes for purposes of the charters of the SPACs. If the Class A and Class B are, in fact, two separate classes, then, pursuant to Section 242(b)(2) of the DGCL, a separate class vote of the Class A would need to be obtained to increase the shares of Class A authorized for issuance and to adopt the “opt out” that would deny a separate class vote to the Class A on future authorized share increases.

b.

SPACs often resisted these demands. The SPACs interpreted their charters as designating two series of common stock that were part of a single class, and therefore no separate class votes were required by Section 242(b)(2) of the DGCL.

c.

At least one of these SPACs supplemented its proxy materials to obtain the separate vote of its Class A shares to effect an authorized share increase in connection with its business combination. The SPAC later resisted the fees requested by the stockholder’s attorney who made the demand that a separate vote of the Class A was required. The Court of Chancery decided the issue of the appropriate amount of fees in Boxed.

d.

In connection with awarding fees, the Court of Chancery assessed the merits of the plaintiff’s claims and read the charter as establishing two classes of stock, which would mean that a class vote of the Class A was required by Section 242(b)(2) of the DGCL.

e.

Many SPAC charters contain provisions substantially similar (or identical) to the charter at issue in Boxed. And many de-SPAC transactions were implemented, with share increase amendments, without seeking separate class votes pursuant to Section 242(b)(2) of the DGCL.

13. The Company responds to the Boxed case. The Company’s regular outside counsel reviewed the Boxed decision, and the Company thereafter retained Delaware counsel to review the Company’s Charter in light of the Boxed opinion and to advise on potential remedial actions. The Old Charter resembled the charter at issue in Boxed, at least with respect to the provisions relevant to whether the Old Charter established two classes of stock for purposes of Section 242(b)(2) of the DGCL.7

[7]

Section 4.1 of the Old Charter provided that “The total number of shares of all classes of capital stock . . . which the Corporation is authorized to issue is 221,000,000 shares, consisting of (a) 220,000,000 shares of common stock, par value $0.0001 per share . . ., including (i) 200,000,000 shares of Class A Common Stock, par value $0.0001 per share . . . and (ii) 20,000,000 shares of Class B Common Stock, par value $0.0001 per share . . ., and (b) 1,000,000 shares of preferred stock, par value $0.0001 per share ….”). The Court in Boxed read a similar sentence as creating two classes of Common Stock because they were designated as “Class A” and “Class B” respectively and were specifically assigned par values. Similar to Boxed, Section 4.1 of the Old Charter stands in contrast to Section 4.2, which expressly enables the Company to designate preferred stock in “one or more series.”

14. Applying Boxed to the Charter. Applying the Boxed decision, the Old Charter could be read to have designated the Class A Common Stock and Class B Common Stock as two separate classes. If that is the case, then the provisions related to the Share Increase Proposal (including the Class Vote Opt-Out) required approval by the holders of Class A Common Stock, voting as a separate class. In addition, to the extent the other two Charter Proposals might be deemed to have adversely affected the rights, powers or preferences of the Class A Common Stock, a separate class vote of the Class A Common Stock would have been required to adopt those proposals as well.8 Accordingly, the Company is seeking the validation of the Charter to remedy any defect that might have resulted from the failure to authorize the Charter by the separate class vote of the Class A Common Stock if that vote was required by Section 242(b)(2) of the DGCL.

[8]

The Class A Common Stock rights, powers and preferences (as authorized by Section 151 of the DGCL) did not change as a result of the adoption of the Charter. The new provisions clarified how the Class A Common Stock and Class B Common Stock would be treated together for certain transactions. Following the Boxed decision, the Company believes that only the changes effected by the Share Increase Proposal would have required separate approval by holders of the Class A Common Stock. However, given the limited number of cases interpreting what constitutes an adverse effect for purposes of Section 242(b)(2) of the DGCL, and because each Charter Proposal appears to have been cross-conditioned on the approval of the other Charter Proposals, the Company is seeking validation of the entire Charter.

15. Calculating the number of clearly valid shares. If the Charter did not validly increase the number of shares of Class A Common Stock authorized for issuance, then (absent validation by this Court) the Company is limited to validly issuing only 200 million shares of Class A Common Stock (the maximum number fixed in the Old Charter). To determine the number of shares that a corporation may issue on a given date, Section 161 of the DGCL requires the Company to deduct from its total number of authorized shares the number of shares that have already been issued and the number of shares that have been subscribed for or are otherwise committed to be issued.9

[9]

8 Del. C. § 161 (“The directors may, at any time and from time to time, if all of the shares of capital stock which the corporation is authorized by its certificate of incorporation to issue have not been issued, subscribed for, or otherwise committed to be issued, issue or take subscriptions for additional shares of its capital stock up to the amount authorized in its certificate of incorporation.”). See E. Folk, The Delaware General Corporation Law: A Commentary and Analysis (1972 edition), § 161 (“The directors may issue only those authorized shares which have not already been ‘issued, subscribed for, or otherwise committed to be issued,’ as in the case of shares reserved for issue upon conversion or exchange of outstanding convertible securities convertible into the class of shares affected by the proposed issue.”).

16. Determining the date of the first potentially invalid issuance. The Company believes that it may have issued stock of questionable validity beginning on October 29, 2020, the date the Business Combination closed.

a.

On that date, the Company’s existing SPAC stockholders owned 53,188,245 shares of Class A Common Stock, leaving 146,811,755 shares available for issuances and commitments to issue shares. Also on that date, the Company issued a total of 91,715,730 shares of Class A Common Stock[10] and reserved for issuance a total of 178,595,807 shares of Class A Common Stock that are committed to be issued for the conversion of Class B Common Stock into Class A Common Stock and the exercise of options and warrants to purchase Class A Common Stock.[11]

[10]

Of the 91,715,730 shares of Class A Common Stock issued, 13,358,824 were issued upon the conversion of Class B Common Stock of the pre-Business Combination stockholders; 28,356,906 shares were issued to the stockholders of Private Fisker; and 50,000,000 shares were issued in connection with a PIPE private placement financing.

[11]

Of the 178,595,807 shares of Class A Common Stock reserved, 132,354,128 were reserved for the conversion of Class B Common Stock in accordance with the Charter; 18,481,679 shares were reserved for the exercise of options; 18,400,000 shares were reserved for the exercise of certain Public Warrants, 9,360,000 shares were reserved for the exercise of certain Private Warrants. Certain other warrants to purchase 19,474,454 shares of Class A Common Stock, designated as the Magna Warrants were issued to a strategic partner on the same date, and are exercisable upon the satisfaction of certain milestone events, 12,969,986 shares of which have vested and are exercisable as of the date hereof.

An aggregate of 8,658,726 shares of Class A Common Stock have been issued upon exercise of the Public Warrants, and the balance were redeemed for cash in 2021. 4,907,329 shares have been issued on exercise of certain Private Warrants.

b.

Accounting for both the shares issued and the shares committed for issuance (per Section 161 of the DGCL), the transactions effected on the closing date of the Business Combination caused the Company to exceed the Old Charter’s 200 million share limit for Class A Common Stock by 123,499,782 shares.[12]

c.

Because these transactions all occurred on the closing date of the Business Combination, the Company cannot with certainty segregate valid shares and share commitments from invalid shares and share commitments. Accordingly, at least 91,715,730 shares of Class A Common Stock are potentially invalid.

CONSIDERATIONS WARRANTING RELIEF UNDER SECTION 205

17. Recourse Available to the Company. The Company has considered its options to resolve the uncertainty resulting from the Charter. To ratify the Charter pursuant to Section 204 of the DGCL, the Company would need to obtain the approval of a majority of the valid shares of Class A Common Stock currently outstanding, voting as a separate class.

a.

As noted above, it is possible that 91,715,730 shares of Class A Common Stock issued on the date of the Business Combination are invalid. In addition, as described below, the Company has issued an additional 22,517,941 shares of Class A Common Stock pursuant to an At-the-Market Offering Program, which shares are also potentially invalid in light of the number of shares of Class A Common Stock issued and committed for issuance. These shares represent approximately 60.8% of the total number of 187,648,637 shares outstanding as of the date of this Petition. Shares of Class A Common Stock are traded on the New York Stock Exchange. Accordingly, the potentially invalid shares cannot be traced or identified.

[12]	That is: 91,715,730 shares issued plus 178,595,807 committed for issuance, less the 146,811,755 shares available for issuance.

b.

The shares of Class A Common Stock are largely held by retail investors, who often do not attend stockholder meetings or return proxies. In order to solicit and potentially obtain the proxy or vote of these retail stockholders would entail, per discussions with a reputable proxy solicitor, numerous mailings to such retail holders and calls from telephone banks would be necessary, resulting in substantial costs to the Company, which could be as high as low seven figures (all with no guarantee such approval would ultimately be timely obtained, if at all).

c.

In light of the number of potentially invalid shares and the difficulty of soliciting stockholder approval given the Company’s base of widely held, small retail investors, Section 204 of the DGCL is practicably unavailable.

18. The Company filed the Charter with the belief that it had been approved in accordance with the DGCL.

a.

Based upon information provided by the Company’s counsel, many SPACs read their charters as creating two series of common stock, rather than two classes of common stock. This view is based in part on the provisions of the Old Charter referencing two lettered paragraph (a) and (b), which practitioners believed denoted two classes of stock: common stock and preferred stock. According to this view, references to “Class A” and “Class B” merely identified two series that were part of the same class.

b.

In the transaction documents for the Business Combination, the Company (as the pre-Business Combination SPAC) made representations and warranties to Private Fisker that the merger consideration to be issued to the stockholders of Private Fisker (i.e., the stock with the rights set forth in the Charter) would be duly and validly issued, fully paid and nonassessable, which would require the combined vote of the Class A Common Stock and Class B Common Stock to approve the Charter.

c.

As noted above, the SPAC management team was replaced with the Private Fisker management team in connection with the Business Combination. The current management team was not ultimately responsible for ensuring the required stockholder votes had been obtained.

19. The Company and third parties have treated the Charter as valid. The Private Fisker stockholders relied on the validity of the Charter because it set forth the terms of the securities that they received as a result of the Business Combination. These terms included the headroom to authorize up to 750 million shares of Class A Common Stock. Since the Business Combination, the Company has issued additional shares of Class A Common Stock and other securities convertible or exercisable for Class A Common Stock:

Date	Securities	Total Shares Issued or Issuable
10/29/20	Warrants issued to the Company’s strategic partner, Magna International Inc.	A total of 12,969,986 shares are currently issuable, and another 6,504,468 shares are issuable upon achieving a final milestone

Since 10/29/20	Options, Restricted Stock Units (“RSUs”) and Performance RSUs (“PRSUs”), in each case issued to employees

17,585,208 shares are exercisable for options through disclosure date of 9/30/22; 2,939,708 shares are exercisable for PRSUs through disclosure date of 9/30/22;

13,374 shares are exercisable for RSUs through disclosure date of 9/30/22

August 2021	$667.5 million in principal amount of 2.5% Convertible Notes	Convertible upon certain stock price triggers before 6/15/26 and convertible at the noteholder’s option thereafter.

5/24/22-12/29/22	Sales of stock in the market, pursuant to an At-the-Market Offering Program	22,517,941 shares have been issued, for gross proceeds totaling $193.5 million in cash

The Company and these security holders relied on the Charter, which authorized for issuance a sufficient number of shares of Class A Common Stock to enable the Company to perform these transactions.

20. Harm resulting from no Validation. Several parties will be harmed if the Charter is not validated.

a.

The stockholders of Private Fisker who received Class A Common Stock or Class B Common Stock will not have received stock with the attributes they bargained for in the Business Combination (including the ability to issue up to 750 million shares of Class A Common Stock).

b.

The third parties who purchased Class A Common Stock or options, warrants or other securities convertible or exercisable for Class A Common Stock will not receive the securities for which they bargained and paid consideration.

c.	If securityholders seek to rescind or pursue damages for securities that are invalid as a result of the Charter, the Company’s stockholders will suffer a diminution in the value of the Company.

21. Harm resulting from Validation. The Company is not aware of any harm that will result from the validation of the Charter. Far from harming anyone, the validation of the Charter will place the Company and its security holders in the position they have always thought they were in vis-à-vis the Charter and the Company’s capitalization table. Indeed, unlike the other SPACs, the Company never received a single demand letter complaining about the proper stockholder vote necessary to approve any components of the Business Combination before it closed.13 To the contrary, the only correspondence from a stockholder on this subject is a demand letter that the Company received several weeks after it had already identified a potential issue and was evaluating the remedial options available to it. In this letter, dated January 26, 2023, the stockholder has demanded that the Company cure any defects that might have arisen based upon the Boxed decision using Section 204 of the DGCL.

22. Need for Prompt Relief. The Company also submits that prompt relief is required.

a.

The Company’s business is high-growth and capital-intensive, and its capital needs will increase significantly early this year. The Company anticipates that it will begin producing sellable vehicles in March of this year with a corresponding ramp in production.

b.

Because the Company is in an early stage of vehicle production, it has yet to generate significant revenue from its core business operations. To date, the Company has had to rely on equity and convertible debt financing to fund its capital expenditures and working capital requirements. As noted above, the Company has raised money to date through the sale of Class A Common Stock and of notes that are convertible into shares of Class A Common Stock.

[13]	A lawsuit challenging, among other things, the proxy statement’s disclosures was filed and subsequently resolved by the filing of supplemental, mooting disclosures.

c.

The Company’s plans for raising additional funds at this crucial time necessarily depend on having the full amount of shares authorized by the Charter. Absent this funding, the Company may need to decrease its level of investment in product development or scale back its operations, which would have a material adverse impact on its business and financial prospects.

d.

In an earnings call held on November 2, 2022, the Company’s CFO highlighted that, to meet working capital needs, the Company would likely need to raise money through this At-the-Market Offering Program and potentially other financing mechanisms, including convertible loans, depending on market conditions. If the uncertainties surrounding the Charter are not resolved quickly, the Company’s (and the market’s) expectations regarding capital raises will have been frustrated and stockholders may be harmed.

e.

As noted above, the Company has an existing arrangement with J.P. Morgan Securities LLC and Cowen and Company LLC to issue Class A Common Stock pursuant to its At-the-Market Offering Program. There is approximately $150 million remaining in that program. The Company is restricted under federal securities laws (and under corresponding contractual provisions) from selling stock under this program except during limited open windows following announcements of material information. One such window is scheduled to open following the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 at the end of February 2023 before the due date of March 1, 2023 and will remain open only for a limited time, closing on March 31, 2023. Accordingly, the Company respectfully requests prompt relief from the Court so that its imminent and long-term fundraising activities will not be materially adversely affected.

f.

Under Securities and Exchange Commission (“SEC”) rules, the Company is required to file audited financial statements as part of its Form 10-K by March 1, 2023 (the “Form 10-K”). Prior to issuing the Form 10-K, the Company needs to resolve any uncertainty as to capitalization. If the Company delays the filing of its Form 10-K, it risks breaching its covenants in its existing financing arrangements. In addition, the Company intends to report its financial results to investors through an earnings release as soon as the third week of February 2023 consistent with past practice and uncertainty at the time of such earnings release may result in the Company not being able to provide definitive guidance for the coming year, creating uncertainty for stockholders. Accordingly, the Company respectfully requests prompt relief from the Court to avoid uncertainty for stockholders and therefore the market for the Company’s securities.

23. For all of these reasons, the Company respectfully requests the relief it seeks here pursuant to Section 205.

COUNT ONE

(Validation of the Amendment Under 8 Del. C. § 205)

24. The Company repeats and reiterates the allegations above as if set forth fully herein.

25. Because of the potential defects described above, there is uncertainty as to the validity of the Charter and the shares of capital stock and securities convertible into or exercisable for capital stock thereunder, each of which is a potentially defective corporate act.

26. This Court has the authority under Section 205(a)(4) to determine the validity of any corporate act, which includes the filing and effectiveness of the Charter.

27. The Company lacks the ability to ratify the Charter under Section 204 due to its inability to obtain a reliable stockholder vote on ratification.

28. The Company effected the Charter with a good faith belief that it was validly approved by the stockholders of the Company.

29. The Company has treated the Charter as valid, and has, among other things, issued securities in reliance thereon.

30. On information and belief, following the public disclosure of the voting results of the special meeting called to approve the Business Combination and the filing of the Charter, market participants and other third parties, including purchasers of shares of Class A Common Stock and other securityholders, have relied on the validity of the Charter, and no persons would be harmed by the validation thereof.

31. The Company and its stockholders will be irreparably harmed absent relief from this Court.

32. The Company has no adequate remedy at law.

COUNT TWO

(Validation of Issuances of Securities Under 8 Del. C. § 205)

33. The Company repeats and reiterates the allegations above as if set forth fully herein.

34. Because of the potential defects described above, there is uncertainty as to the validity of the Charter and the shares of capital stock and securities convertible into or exercisable for capital stock thereunder, each of which is a potentially defective corporate act.

35. This Court has the authority under Section 205(a)(4) to determine the validity of any “stock, rights or options to acquire stock.”

36. The Company lacks the ability to ratify these issuances under Section 204 due to its inability to obtain a reliable stockholder vote on ratification.

37. As stated above, the Company has treated the Charter as valid, has issued securities in reliance thereon.

38. On information and belief, purchasers and recipients of the securities relied on the validity of such securities, and no persons would be harmed by the validation of the issuances thereof.

39. The Company and its stockholders will be irreparably harmed absent relief from this Court.

40. The Company has no adequate remedy at law.

PRAYER FOR RELIEF

WHEREFORE, the Company respectfully requests that this Court enter a proposed Final Order Granting Relief Under 8 Del. C. § 205 in the form attached hereto:

A.

Validating and declaring effective the Charter enacting the Charter Proposals, retroactive to the date of its filing with the Office of the Secretary of State of the State of Delaware on October 29, 2020, and all amendments effected thereby;

B.	Validating and declaring effective the securities (and the issuance of the securities) described herein and any other securities issued in reliance on the validity of the Charter; and

C.	Granting such other and further relief as this Court deems proper.

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

/s/ S. Mark Hurd
S. Mark Hurd (#3297)
Sara Barry (#6703) 1201 N. Market Street Wilmington, DE 19801 (302) 658-9200
Attorneys for Petitioner Fisker Inc.

February 1, 2023